Exhibit 99.2
2010 First Quarter Results April 20, 2010

Forward-Looking Statements This presentation and comments made by management contain forward-looking statements including, among others, statements regarding the expected future operating results of TSYS. These statements are based on management's current expectations and assumptions and are subject to risks, uncertainties and changes in circumstances. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors. More information about these risks, uncertainties and factors may be found in TSYS' 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. TSYS does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: operating margin excluding reimbursable items, revenues measured on a constant currency basis, free cash flow and EBITDA. The most comparable GAAP measures to these measures are operating margin, revenues, cash flows from operating activities and net income, respectively. Management uses these non-GAAP financial measures to assess the performance of TSYS' core business. TSYS believes that these non-GAAP financial measures provide meaningful additional information about TSYS to assist investors in evaluating TSYS' operating results. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation.

Agenda Phil Tomlinson, Chairman and CEO Jim Lipham, Chief Financial Officer Financial Highlights Revised Guidance Q&A

Phil Tomlinson Chairman and Chief Executive Officer

Jim Lipham Chief Financial Officer

Changes for 2010 Statement of Income Format Cost of Services SG&A Operating Segments New Corporate Administration Segment Added

Consolidated Selected Financial Highlights

2010 Revenue Change Revenues Before Reimbursable Items 2% (5)% 0% 5% 10% (0.3%) Reported (6%) 2010 YTD vs. 2009 YTD New Clients (10)% 2% Currency Internal Growth 2% Lost Business, Non-recurring Items, and Price Compression

Account on File Portfolio Summary Portfolio Summary Portfolio Summary

North America 1Q 2010 Year Over Year Segment Financial Highlights Revenues of $254.2M Operating income of $69.8M Operating margin of 27.5% Operating margin excluding reimbursable items of 32.4% Same client transactions were 1,445.4 million, increase of 4.5% Key Drivers ($32.2M) revenues associated with deconverted clients or lost business One-time nonrecurring deconversion fee in revenues Severance Maintained operating margin Operating margin excluding reimbursable items increased 46 basis points Volumes FTEs 4,500 Accounts on file were 283.1M Total cardholder transactions were 1,458.2 million, a decrease of 1.5%

1Q 2010 Year Over Year Segment Financial Highlights International Revenues of $79.4M Constant currency basis, revenues were $73.5M Operating income of $11.3M Operating margin of 14.2% Operating margin excluding reimbursable items of 14.8% Same client transactions were 252.5M, an increase of 2.8% Key Drivers Positive currency impact on revenues of $5.9M Revenue growth flat on a constant currency basis Operating margin excluding reimbursable items increased 129 basis points Volumes FTEs 1,900 Accounts on file were 40.2M Total cardholder transactions were 281.3M, an increase of 13.5%

1Q 2010 Year Over Year Segment Financial Highlights Merchant Revenues of $89.2M Operating income of $17.3M Operating margin of 19.4% Operating margin excluding reimbursable items of 29.5% Key Drivers Flat internal growth New clients offsetting lost clients Acquisition of FNMS starts in second quarter Operating margin excluding reimbursable items increased 287 basis points Volumes FTEs 700 Point-of-sale transactions were 1.3 billion, an increase of 7.7%

First National Merchant Solutions Closed transaction on April 1, 2010 Impacts Merchant Services segment beginning 2nd Qtr Expected to add $95-$97 million in revenues Net of acquisition costs, expected to add $2 to $3 million in net income Operating margin, excluding amortization of acquisition intangibles, ranges between 26% to 29% TSYS owns 51%; 49% noncontrolling interest Average ticket size is not expected to change from 2009 Expecting only slight transaction growth in 2010

Corporate Administration Operating expenses of $19.3M 1Q 2010 Year Over Year Segment Financial Highlights Key Drivers Contains costs associated with corporate administrative functions Executive, finance, legal, human resources Mergers & acquisitions Increased $0.9M over last year Includes $1.2M of acquisition costs recorded in the 1st Qtr for FNMS Volumes FTEs 300

9/31/2008 9/30/2009 Mar 10 TTM EBITDA 278.906 333.056 498 Cash flow from operations 175.202 249.925 457.317 Free cash flow 183.772 154.999 333.744 Net income 224 2010 TTM Consolidated Financial Highlights (dollars in millions) TTM = Trailing Twelve Months

2010 Revised Guidance

2010 Revised Guidance A list of the assumptions underlying the 2010 guidance is included in the Appendix.

Jim Lipham Chief Financial Officer

Q&A

Appendix Non-GAAP Reconciliation - Revenues Before Reimbursable Items

Appendix Non-GAAP Reconciliation - Segment Operating Margin Excluding Reimbursable Items

Appendix Non-GAAP Reconciliation - Constant Currency

Appendix Non-GAAP Reconciliation - EBITDA

Appendix Non-GAAP Reconciliation - Free Cash Flow

Appendix List of Assumptions 2010 Guidance The economy will not worsen during 2010; there will be no deconversions of large clients during the year other than as previously announced; there will be no significant movement in foreign currency exchange rates related to TSYS' business during 2010; the anticipated levels in employment, technology and other expenses, which are included in 2010 estimates, will be accomplished; TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles; and there will be no significant movements in LIBOR, and no significant draws on the remaining balance of TSYS' revolving credit facility.